Exhibit 23.2
Consent of Independent Auditor
The Board of Directors
H3C Technologies Co., Limited:
We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, 333-76764, 333-109983, 333-122441, 333-129785 and 333-134610 of 3Com Corporation on Form S-8 of our report dated March 15, 2006, with respect to the consolidated balance sheets of H3C Technologies Co., Limited (formerly known as Huawei-3Com Co. Limited) and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for the years then ended, which report appears in the Form 8-K/A of 3Com Corporation dated June 7, 2007.
/s/ KPMG Huazhen
Shanghai, the People’s Republic of China
June 7, 2007